Exhibit 99.1
Tenet Healthcare to Sell Five Birmingham Hospitals to Orlando Health

Tenet announces agreement to sell Birmingham hospitals and related operations; reaffirms latest FY24 Adjusted EBITDA Outlook

DALLAS — August 5, 2024 — Tenet Healthcare Corporation (NYSE: THC) has entered into a definitive agreement with Orlando Health for the sale of Tenet’s 70% majority ownership interest in Brookwood Baptist Health in Birmingham for approximately $910 million in cash (after-tax proceeds of approximately $790 million).

The transaction will include five hospitals – Brookwood Baptist Medical Center, Princeton Baptist Medical Center, Walker Baptist Medical Center, Shelby Baptist Medical Center, Citizens Baptist Medical Center – as well as affiliated physician practices and other related operations. Brookwood Baptist Health will remain a joint venture with Baptist Health System.

Additionally, under the agreement, Tenet’s Conifer Health Solutions subsidiary will enter into a new and expanded ten-year contract to provide revenue cycle management services for the Birmingham hospitals and related operations.

“We are grateful for the partnership with Baptist Health System, which has enabled us to collectively enhance the high-quality, compassionate care that Brookwood Baptist Health offers,” said Saum Sutaria, M.D., Chairman and CEO, Tenet Healthcare. “Orlando Health is an esteemed, high-performing healthcare organization with an over century-long commitment to improving the health and wellness of the communities they serve. Integration of these hospitals into their network will advance healthcare for the greater Birmingham communities.”

For the twelve months ended June 30, 2024, Tenet’s equity interest in the Brookwood Baptist Health joint venture generated pre-tax income of approximately $12 million and an Adjusted EBITDA less non-controlling interest of approximately $60 million, excluding interest expense of approximately $2 million and depreciation and amortization expense of approximately $46 million. The company estimates recording a pre-tax book gain of approximately $375 million as a result of this anticipated transaction.

The transaction is expected to be completed in the fall of 2024, subject to customary regulatory approvals, clearances, and closing conditions.

Tenet also reaffirmed its latest FY24 Adjusted EBITDA Outlook range included in its second quarter 2024 earnings release.

About Tenet Healthcare

Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates ambulatory surgery centers and surgical hospitals. We also operate a national portfolio of acute care and specialty hospitals, other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Cautionary Statement

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include but are not limited to the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2023, and other filings with the Securities and Exchange Commission.

Investor Contact
Will McDowell
469-893-2387
William.McDowell@tenethealth.com

Media Contact
Robert Dyer
469-893-2640
mediarelations@tenethealth.com